[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.2

LETTER AGREEMENT

This Letter Agreement (the “Letter Agreement”), is entered into by and among Dynavax Technologies Corporation (“Dynavax”) and the undersigned counterparties (such counterparties collectively referred to as “Clover”) (each a “Party” and collectively, the “Parties”) effective as of the date of last signature below (the "Effective Date").

WHEREAS the Parties entered into that certain Supply Agreement dated 29 June 2021, as amended and supplemented to date, (the “Supply Agreement”);

WHEREAS, the Supply Agreement provides certain terms governing, among other things, initial binding commitments for orders for Dynavax CpG 1018 adjuvant, capacity for Dynavax to accept future purchase orders from Clover, volume-based pricing, the binding nature and/or cancelability of certain purchase orders issued by Clover from time to time and other terms and conditions relating thereto;

WHEREAS, Clover submitted, among others, purchase order numbered [*] (“PO [*]”) covering [*] kilograms of CpG 1018 adjuvant and Dynavax accepted the order;

WHEREAS, following submission of the PO [*], and pursuant to the terms of the Supply Agreement and the PO [*], the PO [*] became non-cancelable by Clover;

WHEREAS, Clover submitted and Dynavax accepted purchase order numbered [*] (“PO [*]”) with prescribed delivery dates and quantities;

WHEREAS, Clover desires to shift delivery dates for deliveries of portions of PO [*];

WHEREAS, in the course of its performance in compliance with the Supply Agreement and the PO [*], Dynavax incurred certain non-cancelable costs totaling $24,077,867 (the “Cancellation Fees”), as described in detail below, in connection with otherwise non-cancellable portions of the order;

WHEREAS, notwithstanding the non-cancelable nature of the order and the starting costs incurred by Dynavax, Clover now desires to cancel its obligations with respect to [*] kilograms (the “Cancelled Portion”) from PO [*];

WHEREAS, in connection with PO [*], Clover made the required pre-payment of the requisite percentage of the order value, representing $53,425,000 (the “Prepayment”) applicable to the Cancelled Portion; and

WHEREAS, the Parties now desire to make a one-time good faith modification to the above referenced orders, and certain other changes as described in greater detail below.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Dynavax hereby agrees to allow Clover to cancel its acceptance and payment obligations, with respect to the Cancelled Portion only, as further agreed below.

2.
With respect to the Prepayment, the Parties agree as follows:

a.
Dynavax shall retain the Prepayment. No refund will be given.
b.
In connection with the Cancelled Portion, Dynavax incurred certain Cancellation Fees as set forth below. Effective upon the execution of this Letter Agreement, Dynavax shall invoice Clover for the Cancellation Fees (the “New Invoice”).
c.
Concurrently, upon execution of this Letter Agreement, Dynavax shall issue a credit memo to Clover (the “Credit Memo”) for a corresponding reduction of CpG 1018 adjuvant supply arising from the reduction of deliverables from PO [*] relating to the Cancelled Portion for which partial prepayment has already been made by Clover, as set forth in in Section 2(d) below. Dynavax will provide reasonable supporting documentation to assist Clover to settle the early prepayment record with the State Administration of Foreign Exchange (“SAFE”), but only to the extent that Clover shall specifically notify to Dynavax SAFE requirements in writing, and subject at all times to Dynavax’s compliance with Applicable Laws and contractual obligations.
d.
The New Invoice shall be paid automatically by application of the Credit Memo. The Cancellation Fees shall then be deemed settled and paid, without further action by Clover. Upon completion of the foregoing, an Available Credit shall remain, as follows:

	Invoices	Prepayment
Prepayment (Cash)		$53,425,000
Cancellation Fees Incurred by Dynavax in connection with Cancelled Portion	$24,077,867
Credit Memo for cancelled [*] kg CpG 1018 to offset portion of original prepayment	(24,077,867)	(24,077,867)
Remaining Prepayment as Available Credit	$0	$29,347,133

e.
The Available Credit shall be applied to the [*] deliveries for PO [*], and the [*] deliveries for PO [*], each as more specifically indicated on Exhibit A. Any balance remaining due on any order after the Available Credit has been exhausted shall be payable in cash in accordance with the payment terms in the Supply Agreement.
f.
To the extent that Dynavax has any pre-purchased, unexpired raw materials that remain on hand, then, to the extent such materials can be used to manufacture future orders placed by Clover that are manufactured and delivered by Dynavax for goods contemplated by and governed under the Supply Agreement, Dynavax will work with Clover in good faith to use such raw materials to help offset the cost of future manufacturing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

3.
The parties acknowledge and agree that certain orders and delivery dates have been revised as indicated below. Orders and dates not reflected or changed below remain unchanged. Except as otherwise stated in Section 2(c), payment for future deliveries is due pursuant to the terms of the Supply Agreement.

	Original PO		Version 2		Version 3
PO	Order Quantity (kg)	Delivery Date	Order Quantity (kg)	Delivery Date	Order Quantity (kg)	Delivery Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
			[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
			[*]	[*]	[*]	[*]
			[*]	[*]	[*]	[*]
			[*]	[*]	[*]	[*]
			[*]	[*]	[*]	[*]
			[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

4.
This Letter Agreement embodies the entire agreement between the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Letter Agreement and the Supply Agreement, the provisions of this Letter Agreement shall control.

5.
Capitalized terms used but not defined herein shall have the meaning set forth in the Supply Agreement. Except as expressly stated herein, all other terms of the Supply Agreement and Order remain in full force and effect and continue to govern the relationship between the Parties.

6.
This Letter Agreement may be executed in one or more counterparts, each of which are deemed an original, but both of which together shall constitute one and the same instrument.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

[Signature Pages Follow]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

7.
IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed by their duly authorized representatives as of the Effective Date.

Signed for and on behalf of Dynavax Technologies Corporation by: By: /s/ David Novack Title: President and COO Date: 8/30/2022

Signed for and on behalf of Zhejiang Clover Biopharmaceuticals, Inc.:

By: /s/ Joshua LIANG

Title: CEO, Board Director

Date: 2022.8.26

Signed for and on behalf of Clover Biopharmaceuticals (Hong Kong) Co., Limited:

By: /s/ Joshua LIANG

Title: CEO, Board Director

Date: 2022.8.26

Solely for purposes of Article 5 and Sections 3.2,

3.3 and 17.7 of Annex B of the Supply Agreement, signed for and on behalf of Sichuan Clover Biopharmaceuticals, Inc.:

By: /s/ Joshua LIANG

Title: CEO, Board Director

Date: 2022.8.26

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit A – Detailed Breakdown by Month

Reconciling Deliveries with Costs and Invoice Due Dates

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.